EXHIBIT 2

Tom Sandell Interview on CNBC – 4/24/14

FABER: SHARES OF BOB EVANS UP 4% THIS MORNING -- ON NEWS THAT SANDELL ASSET MANAGEMENT HAS NOMINATED A SLATE OF EIGHT INDEPENDENT DIRECTORS TO THE BOARD OF THAT COMPANY. JOINING ME NOW TO DISCUSS HIS PLAN IS BOB SANDELL, FOUNDER, CHAIRMAN AND CEO WHO OWNS ABOUT 6.8% OF THESE SHARES. YOU'VE BEEN FIGHTING THIS BATTLE FOR A WHILE NOW. ITS RATCHETED UP OBVIOUSLY. WHY SHOULD SHAREHOLDERS OF BOB EVANS GIVE YOU AT SANDELL ASSET MANAGEMENT ESSENTIALLY CONTROL OF THE BOARD OF DIRECTORS OF THIS COMPANY?

SANDELL: WE HAVE BEEN A SHAREHOLDER QUITE A WHILE AT BOB EVANS. WE SEE TREMENDOUS VALUE IN THE COMPANY AND TRIED TO ENGAGE TO THE MANAGEMENT ON A CORDIAL BASIS BUT THEY'VE IGNORED US COMPLETELY. WHAT WE'VE DONE HERE IS WE'RE NOMINATING EIGHT INDEPENDENT DIRECTORS. NOBODY FROM SANDELL ASSET MANAGEMENT IS GOING ON THE BOARD. SO THESE ARE EIGHT HIGHLY QUALIFIED INDUSTRY EXPERTS, THE EX-CHIEF EXECUTIVE OF ARBY'S AND O’CHARLIE'S, MICHAEL WEINSTEIN WHO BOUGHT SNAPPLE WAS A HOME RUN, THE LEADING CORPORATE GOVERNANCE EXPERTS IN THIS COMPANY, CHARLES ELSON OF UNIVERSITY OF DELAWARE WEINBERG CENTER, SO HE’S THE LEADER IN CORPORATE GOVERNANCE. THE PROBLEM WITH BOB EVANS THERE IS NO CORPORATE GOVERNANCE. THE BOARD IS A SOCIAL CLUB OF COUNTRY CLUB CRONIES BASICALLY FROM OHIO. SO ONE EXAMPLE IS, THE BOARD ADOPTED A PLAN TO MOVE THEIR HEADQUARTERS FROM OHIO TO NEW ALBANY AND OHIO, COLUMBUS, OHIO, WAS WILLING TO GIVE THEM A HUGE TAX BREAK IF THEY STAYED. INSTEAD THEY SPENT $50 MILLION OF SHAREHOLDERS CAPITAL BUILDING A KINGDOM, A CASTLE IN NEW ALBANY. I MEAN, DAVID, DO YOU THINK NEW ALBANY IS A GREAT PLACE TO INVEST IN REAL ESTATE?

FABER: I DON'T REALLY KNOW ABOUT THE OPPORTUNITIES IN NEW ALBANY BUT SPECIFIC TO THE ARGUMENTS YOU'VE BEEN MAKING FOR SOME TIME HAVE MORE TO DO WITH THE RESTAURANT BUSINESS, THE REAL ESTATE EMBEDDED IN THAT AND THE FOOD BUSINESS THEY SALE FROM STORES AND THE LIKE.

SANDELL: RIGHT.

FABER: NOW, THEY SAY HEY, WE HAVE A LONG-TERM GROWTH RATE, A PLAN THAT WILL GENERATE AS MUCH AS 10 TO 12%, WE BELIEVE WE HAVE A BALANCED APPROACH TO CAPITAL ALLOCATION. YOU KNOW, JUST GIVE US A BREAK, SANDELL, AND WE'RE GOING TO IMPLEMENT THIS PLAN AND CREATE A LOT MORE VALUE.

SANDELL: UNFORTUNATELY, DAVID, IT'S TOO LATE. THE COMPANY HAS UNDERPERFORMED THEIR PEERS BY 130% IN THE EQUITY MARKET OVER THE PAST FIVE YEARS. THEY HAVE A CULTURE OF CORPORATE WASTE. THEIR OPERATING MARGINS ARE 500 BASIS POINTS LOWER THAN THE PEER

GROUP, THAN THE AVERAGE PEER. 40% BELOW. IT'S FRANKLY VERY DISAPPOINTING. THE STOCK PRICE TRADING AT $47 RIGHT NOW. WE FEEL THERE IS $90 IN VALUE IN THE REAL ESTATE IS $37 BY ITSELF.

FABER: I KNOW. $90 NOW. AT THE END OF LAST YEAR I WAS READING ONE OF YOUR POSITION PAPERS. YOU WERE AT $80. APPARENTLY ITS MOVED UP BY $10, YOUR ANALYSIS. WHY IS THAT?

SANDELL: YES. OUR PLAN RIGHT NOW CONTEMPLATES OPERATIONAL CHANGE. I MEAN, REVENUES, FOR EXAMPLE, THE COMPANY HAS NOT CAPITALIZED ON THEIR BOB EVANS BRAND NAME. THEY NEED TO DO THAT TO DRIVE TRAFFIC AND SAME-STORE SALES. THEY HAVE BLOATED OVERHEAD. I MEANT THERE’S 500 PEOPLE IN THE HEADQUARTERS. I DON'T KNOW WHAT ALL THESE 500 PEOPLE ARE DOING. THEY'RE CERTAINLY NOT DRIVING SHAREHOLDER VALUE.

FABER: AND FINALLY ON REAL ESTATE, I NOTICED YOU REFER TO BEING APPROACHED BY POTENTIAL BUYERS OF THEIR REAL ESTATE. YOU REFER TO THAT AS WELL AND SAY AS YOU JUST SAID, WORTH $36 OR $37 A SHARE. WHO HAVE YOU BEEN APPROACHED BY? ARE THEY POTENTIAL BUYERS? HOW WOULD THAT WORK BY THE WAY AS A TRANSACTION TO RECOGNIZE THAT VALUE?

SANDELL: WE HAVE RECEIVED FOUR UNSOLICITED EXPRESSIONS OF INTEREST BY TWO MAJOR MULTI-BILLION DOLLAR PUBLICLY LISTED REITS WANTING TO TAKE ON THE BOB EVANS REAL ESTATE IN A SALE LEASEBACK TRANSACTION, IN ADDITION TO TWO PRIVATE REAL ESTATE INVESTMENT COMPANIES. FOUR PARTIES WANTING TO TAKE ON THE REAL ESTATE AND THE SALE LEASEBACK TRANSACTION AT A VALUE OF $900 MILLION. SO WE COULD MONETIZE THIS TODAY.

FABER: WELL THE BATTLE HAS YET TO COME OF COURSE THE ANNUAL MEETING?

SANDELL: AUGUST, WORSE CASE SEPTEMBER.

FABER: ALRIGHT, TOM SANDELL, YOU'VE BEEN AT THIS ACTIVISM THING A LONG TIME, BUT I THINK THIS IS THE FIRST TIME YOU'VE JOINED ME. THANK YOU.

SANDELL: THANK YOU FOR HAVING ME.

FABER: TOM SANDELL FROM SANDELL ASSET MANAGEMENT.